EXHIBIT 23


Consent of Independent Certified Public Accountants

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996, except as to Note 13, which is as of April 9, 1996, appearing on page F-2 of Tupperware Corporation's Form 10/A4.

/s/ Price Waterhouse, LLP
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Price Waterhouse, LLP
Orlando, Florida
December 16, 1996